EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No 333-134779) pertaining to The Dixie Group, Inc. 2006 Stock Awards Plan,
•Registration Statement (Form S-8 No 333-89994) pertaining to The Dixie Group, Inc. Stock Incentive Plan,
•Registration Statement (Form S-8 No 333-87534) pertaining to The Dixie Group, Inc. Stock Incentive Plan,
•Registration Statement (Form S-8 No 333-81163) pertaining to The Dixie Group, Inc. Incentive Stock Plan,
•Registration Statement (Form S-8 No 333-80971) pertaining to The Dixie Group, Inc. Core Leadership Team Stock Ownership Plan,
•Registration Statement (Form S-8 No 333-118504) pertaining to The Dixie Group, Inc. Directors Stock Plan,
•Registration Statement (Form S-8 No 333-168412) pertaining to The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan,
•Registration Statement (Form S-8 No 333-188321) pertaining to The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan,
•Registration Statement (Form S-3 No 333-194571) of The Dixie Group, Inc. pertaining to the offering 2,500,000 shares of common stock, and
•Registration Statement (Form S-8 No 333-211157) pertaining to The Dixie Group, Inc. 2016 Incentive Compensation Plan;
•Registration Statement (Form S-8 No 333-239208) pertaining to The Dixie Group, Inc. 2016 Incentive Compensation Plan;

of our report dated March 23, 2022, with respect to the consolidated financial statements and schedule of The Dixie Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 25, 2021.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
March 23, 2022